Exhibit 99.1

MobileIron Announces Leadership Transition to Accelerate

Growth and Profitability

Simon Biddiscombe Appointed President and CEO

Reports Preliminary Financial Results for Third Quarter of 2017

MOUNTAIN VIEW, Calif., October 17, 2017 – MobileIron (NASDAQ:MOBL), the security backbone for the multi-cloud enterprise, announced today that its board of directors has appointed Chief Financial Officer Simon Biddiscombe as President, Chief Executive Officer, and member of the board. Mr. Biddiscombe’s appointment follows the mutual decision between the MobileIron board and CEO Barry Mainz that Mr. Mainz will leave the company. Mr. Biddiscombe’s appointment is effective immediately. Shawn Ayers, Vice President of Finance, will serve as interim CFO, and the company has opened a search to fill the CFO position.

Tae Hea Nahm, Chairman of MobileIron’s Board of Directors, said: “Simon is an experienced public company CEO who has excelled as a leader and driven significant operational improvement since he has joined the company. The board believes that under Simon’s leadership, MobileIron will deliver value to its shareholders by focusing on its key products and markets while ensuring the financial discipline that will strengthen profitability. On behalf of the MobileIron board, I want to thank Barry for his leadership. The progress we’ve made during his tenure has laid the foundation for MobileIron’s next stage of growth.”

Simon Biddiscombe has served as CFO of MobileIron since 2015 and has held numerous leadership positions including CEO and CFO of QLogic Corp., CFO at Mindspeed Technologies, and CFO and COO of Wyle Electronics.

“I’m honored and excited to lead MobileIron through its next phase of growth,” said Simon Biddiscombe, President and CEO, MobileIron. “We believe we have the best products in the market and the right team to drive long-term growth and profitability. Over the last year, we’ve delivered critical innovations that should allow us to deepen our relationship with our customers. I look forward to leveraging our competitive advantage, strengthening our go-to-market execution, and driving improvements throughout our operations.”

Third Quarter 2017 Preliminary Results

The company is providing preliminary results for the third quarter 2017 (ending September 30, 2017):

•	Gross billings are expected to be between $49.5 million and $50.5 million, which represents growth of between 5% and 7% year-over-year.
•	Revenue is expected to be between $42 million and $43 million, which represents growth of 1% to 4% year-over-year.
•	Non-GAAP gross margin is expected to be between 84% and 85%.
•	Non-GAAP operating expenses are expected to be between $42.5 million and $43 million.

The company will address third quarter and full year guidance in its third quarter 2017 earnings release on October 31, 2017

These preliminary, unaudited financial results are based on management’s initial review of operations for the quarter ended September 30, 2017, and remain subject to change based on management’s ongoing review of the third quarter results.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis, MobileIron will provided a reconciliation of GAAP to non-GAAP financial measures in its quarterly earnings release.

Third Quarter 2017 Earnings Announcement

MobileIron will report final results for the third quarter of fiscal year 2017 on Tuesday, October 31, 2017 after the close of the market and host a conference call and live webcast at 1:30 p.m. Pacific Daylight Time (4:30 p.m. EDT) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing 1-855-327-6837 in the U.S. or 1-631-891-4304 from international locations. The live webcast will be available on the MobileIron Investor Relations website at http://investors.mobileiron.com/. A replay will be available through the same link.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding MobileIron's revenue, operating expenses, cost structure, GAAP and non-GAAP financial metrics, projected financial results and trends in MobileIron's business. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including, but not limited to, our limited operating history and quarterly fluctuations in our operating results.

Additional information on potential factors that could affect MobileIron's financial results is included in our SEC filings, including our reports on Forms 10-K, 10-Q and 8-K and other filings that we make with the SEC from time to time and as available on our website, as applicable. MobileIron does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About MobileIron

MobileIron provides the foundation for companies around the world to transform into Mobile First organizations. For more information, please visit www.mobileiron.com.

Investor Contact:

Erik Bylin

MobileIron

ir@mobileiron.com

650-282-7555

Media Contact:

Clarissa Horowitz

MobileIron

clarissa@mobileiron.com

415-608-6825